Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Davis

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Record Third Quarter Net Income of $7.1 Million

October 28, 2024 – HARRISBURG, PA – LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”) reported record net income of $7.1 million, or $0.19 per diluted share, for the quarter ended September 30, 2024, demonstrating continued growth compared to net income of $5.8 million, or $0.16 per diluted share, for the linked quarter ended June 30, 2024. Excluding expenses associated with the sale of its New Jersey branches and branch consolidations, adjusted earnings were $7.2 million1, or $0.191 per diluted share for the third quarter of 2024, compared with $6.3 million1, or $0.171 per diluted share for the second quarter of 2024.

Third Quarter 2024 Highlights

•
Annualized return on average assets was 1.00% for the third quarter of 2024, compared to 0.84% for the the second quarter of 2024. Adjusted return on average assets was 1.02%1 for the third quarter of 2024, compared to 0.91%1 for the second quarter of 2024.
•
Total deposits2increased $9.3 million from $2.46 billion at June 30, 2024 to $2.47 billion at September 30, 2024, as strong growth in demand deposit accounts of $54.5 million and retail time deposits of $21.4 million exceeded a $69.4 million decrease in brokered deposits. Excluding loans held for sale, total loans increased $22.7 million to $2.22 billion at September 30, 2024, compared to $2.19 billion at

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2Total loans and total deposits include balances held for sale in the Branch Sale of $102.3 million and $94.0 million, respectively, at September 30, 2024. These balances were $116.2 million and $96.8 million, respectively, at June 30, 2024.

June 30, 2024. Total loans2 increased $8.8 million from $2.31 billion at June 30, 2024 to $2.32 billion at September 30, 2024.

•
Noninterest income increased $822 thousand quarter-over-quarter to $2.7 million for the third quarter of 2024 compared to $1.9 million for the second quarter of 2024.
•
Noninterest expense decreased $448 thousand quarter over quarter to $18.5 million in the third quarter of 2024, as the Company continued to execute on post-merger efficiency strategies.
•
Net interest income before provision for credit losses was $25.0 million for the third quarter of 2024 compared to $24.5 million in the second quarter of 2024. Net interest margin was 3.82% for the third quarter of 2024 compared to 3.83% for the second quarter of 2024.
•
Non-performing assets were $17.4 million, representing 0.60% of total assets at September 30, 2024, compared to $10.6 million, representing 0.37% of total assets at June 30, 2024. Loans 30-89 days past due at September 30, 2024 were $2.7 million, representing 0.12% of total loans, an improvement compared to $5.2 million or 0.24% of total loans at June 30, 2024. The allowance for credit losses-loans was 1.20% of total loans held for investment at September 30, 2024, unchanged from June 30, 2024.
•
On May 9, 2024, the Company announced that LINKBANK had entered into a definitive purchase and assumption agreement for the sale of the Bank’s banking operations and three branches in New Jersey, including related loans and deposits (the “Branch Sale”). The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the fourth quarter of 2024 or the first quarter of 2025.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

As a result of the Branch Sale announcement, associated loans and deposits were reclassified as held for sale, impacting the Company’s allowance for credit losses and purchase accounting amortization related to the loans held for sale.

“We are pleased to announce another quarter of record earnings for the third quarter of 2024, representing an annualized 1.00% return on average assets for the quarter and demonstrating solid progress toward achieving our target profitability metrics. This is a result of prioritizing high quality loan and strong core deposit growth, with an emphasis on achieving cost efficiencies from the merger and branch consolidations, while also executing on non-interest income initiatives,” said Andrew Samuel, Chief Executive Officer of LINKBANCORP. “As we look to close 2024 with a strong fourth quarter, our teams continue to implement strategies to reduce funding costs and operational expenses and generate additional revenue to support further earnings growth.”

Income Statement

Net interest income before the provision for credit losses for the third quarter of 2024 was $25.0 million compared to $24.5 million in the second quarter of 2024. Net interest margin was 3.82% for the third quarter of 2024 compared to 3.83% for the second quarter of 2024. Cost of funds decreased to 2.42% for the third quarter of 2024 compared to 2.43% for the second quarter of 2024, while the average yield on interest earning assets decreased from 6.19% for the second quarter of 2024 to 6.16% for the third quarter of 2024 due to the cut in the target federal funds rate.

Noninterest income increased $822 thousand quarter-over-quarter to $2.7 million for the third quarter of 2024 compared to $1.9 million for the second quarter of 2024, and included strong growth in service charges on deposit accounts and gain on sale of loans, as well as increases in merchant fees and swap fee income.

Noninterest expense for the third quarter of 2024 was $18.5 million compared to $18.9 million for the second quarter of 2024. Excluding one-time costs associated with the Branch Sale and branch consolidations of $171 thousand in the third quarter of 2024 and $631 thousand in the second quarter of 2024, adjusted noninterest expense was generally flat at $18.3 million for the second and third quarter of 20241 , as decreases in personnel and occupancy costs were offset by increases in FDIC deposit insurance and fraud-related operating losses.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Income tax expense was $2.0 million for the third quarter of 2024, reflecting an effective tax rate of 22.2%.

Balance Sheet

Total assets were $2.88 billion at September 30, 2024 compared to $2.86 billion at June 30, 2024 and $1.26 billion at September 30, 2023. Deposits and net loans as of September 30, 2024 totaled $2.37 billion and $2.19 billion, respectively, compared to deposits and net loans of $2.36 billion and $2.17 billion, respectively, at June 30, 2024 and $1.04 billion and $969.0 million, respectively, at September 30, 2023. Deposits and net loans exclude balances held for sale in the Branch Sale of $94.0 million and $102.3 million, respectively, at September 30, 2024, which are reflected in liabilities held for sale and assets held for sale. These balances were $96.8 million and $116.2 million respectively, at June 30, 2024.

Including loans held for sale, total loans increased $8.8 million, from $2.31 billion at June 30, 2024 to $2.32 billion at September 30, 2024. Total commercial loan commitments for the third quarter of 2024 were $111.0 million with funded balances of $74.8 million. The average commercial loan commitment originated during the third quarter of 2024 totaled approximately $810 thousand with an average outstanding funded balance of $546 thousand.

Including deposits held for sale, total deposits at September 30, 2024 totaled $2.47 billion, an increase of $9.3 million from $2.46 billion at June 30, 2024. This increase included growth of $54.5 million in demand deposit accounts and $21.4 million in retail time deposits, offset by a decrease in brokered deposits of $69.4 million quarter over quarter.

The Company maintains strong on-balance sheet liquidity, as cash and cash equivalents increased to $191.2 million at September 30, 2024 compared to $181.7 million at June 30, 2024.

Shareholders’ equity increased from $271.4 million at June 30, 2024 to $277.4 million at September 30, 2024 primarily as a result of a $4.3 million increase in retained earnings. Book value per share increased to $7.42 at September 30, 2024 compared to $7.27 at June 30, 2024. Tangible book value per share increased to $5.26 at September 30, 2024 compared to $5.07 at June 30, 20241.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Asset Quality

The Company recorded a $84 thousand provision for credit losses during the third quarter of 2024, after recording no provision for credit losses in the second quarter of 2024.

As of September 30, 2024, the Company’s non-performing assets were $17.4 million, representing 0.60% of total assets, compared to $10.6 million, representing 0.37% of total assets at June 30, 2024. The increase related primarily to a single real estate secured loan acquired in the merger with Partners Bancorp (the “Partners Merger”) with an outstanding principal balance of approximately $5.5 million at September 30, 2024. Based on a recent appraisal and application of the Company’s reserve methodology, a specific reserve was not needed for this loan as of September 30, 2024.

Loans 30-89 days past due at September 30, 2024 were $2.7 million, representing 0.12% of total loans, an improvement compared to $5.2 million or 0.24% of total loans at June 30, 2024.

The allowance for credit losses-loans was $26.5 million, or 1.20% of total loans held for investment at September 30, 2024, compared to $26.3 million, or 1.20% of total loans held for investment at June 30, 2024. In addition to the recorded provision, the increased allowance resulted from a reallocation of a portion of the allowance for credit losses-unfunded commitments to the allowance for credit losses-loans. The allowance for credit losses-loans to nonperforming assets was 152.73% at September 30, 2024, compared to 248.26% at June 30, 2024.

Capital

The Bank’s regulatory capital ratios were well in excess of regulatory minimums to be considered “well capitalized” as of September 30, 2024. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio were 11.44% and 10.62% respectively, at September 30, 2024, compared to 11.09% and 10.30%, respectively, at June 30, 2024 and 12.92% and 12.37%, respectively, at September 30, 2023. The Company’s ratio of Tangible Common Equity to Tangible Assets was 7.02%1 at September 30, 2024.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware, Virginia, and New Jersey through 26 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the integration of the Partners Merger; the timing and receipt of regulatory approvals to complete the Branch Sale; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Given that the Company’s merger with Partners Bancorp was completed on November 30, 2023, reported results prior to the fourth quarter of 2023 included in the following tables reflect legacy LINKBANCORP results only.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$15,295	$14,516	$13,552	$13,089	$5,447
Interest-bearing deposits with other institutions	175,937	167,141	158,731	67,101	62,532
Cash and cash equivalents	191,232	181,657	172,283	80,190	67,979
Certificates of deposit with other banks	—	—	—	—	249
Securities available for sale, at fair value	149,315	140,121	133,949	115,490	78,779
Securities held to maturity, net of allowance for credit losses	34,155	35,343	36,109	36,223	37,266
Loans receivable, gross	2,215,868	2,193,197	2,129,919	2,128,284	978,912
Allowance for credit losses - loans	(26,542)	(26,288)	(23,842)	(23,767)	(9,964)
Loans receivable, net	2,189,326	2,166,909	2,106,077	2,104,517	968,948
Investments in restricted bank stock	4,904	4,928	4,286	3,965	3,107
Premises and equipment, net	17,623	18,364	20,102	20,130	6,414
Right-of-Use Asset – premises	14,150	13,970	14,577	15,497	9,727
Bank-owned life insurance	51,646	49,616	49,230	48,847	24,732
Goodwill and other intangible assets	80,924	82,129	81,494	82,701	36,715
Deferred tax asset	21,662	22,024	22,717	24,153	6,880
Assets held for sale	104,660	118,362	118,115	115,499	—
Accrued interest receivable and other assets	20,344	25,170	26,730	22,113	14,899
TOTAL ASSETS	$2,879,941	$2,858,593	$2,785,669	$2,669,325	$1,255,695
LIABILITIES
Deposits:
Demand, noninterest bearing	$658,473	$661,292	$618,277	$624,780	$210,404
Interest bearing	1,714,179	1,699,220	1,662,124	1,574,019	831,368
Total deposits	2,372,652	2,360,512	2,280,401	2,198,799	1,041,772
Long-term borrowings	40,000	40,000	40,000	—	—
Short-term borrowings	—	—	—	10,000	15,000
Note payable	572	578	584	590	—
Subordinated debt	61,843	61,706	61,573	61,444	40,354
Lease liabilities	14,911	14,746	15,357	16,361	9,728
Liabilities held for sale	94,228	96,916	105,716	99,777	—
Accrued interest payable and other liabilities	18,382	12,726	13,795	16,558	7,490
TOTAL LIABILITIES	2,602,588	2,587,184	2,517,426	2,403,529	1,114,344
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	370	370	369	369	162
Surplus	264,059	263,795	263,577	263,310	127,856
Retained earnings	15,147	10,826	7,724	4,843	19,062
Accumulated other comprehensive loss	(2,223)	(3,582)	(3,427)	(3,209)	(5,729)
Total equity attributable to parent	277,353	271,409	268,243	265,313	141,351
Noncontrolling interest in consolidated subsidiary	—	—	—	483	—
TOTAL SHAREHOLDERS' EQUITY	277,353	271,409	268,243	265,796	141,351
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,879,941	$2,858,593	$2,785,669	$2,669,325	$1,255,695
Common shares outstanding	37,361,560	37,356,278	37,348,151	37,340,700	16,235,871

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$36,856	$36,112	$13,068	$109,093	$37,330
Other	3,338	3,337	1,710	9,325	4,765
Total interest and dividend income	40,194	39,449	14,778	118,418	42,095
INTEREST EXPENSE
Deposits	13,292	13,071	5,434	38,210	15,193
Other Borrowings	949	932	550	2,967	1,196
Subordinated Debt	972	962	442	2,892	1,311
Total interest expense	15,213	14,965	6,426	44,069	17,700
NET INTEREST INCOME BEFORE PROVISION FOR (CREDIT TO) CREDIT LOSSES	24,981	24,484	8,352	74,349	24,395
Provision for (credit to) credit losses	84	—	(349)	125	(549)
NET INTEREST INCOME AFTER PROVISION FOR (CREDIT TO) CREDIT LOSSES	24,897	24,484	8,701	74,224	24,944
NONINTEREST INCOME
Service charges on deposit accounts	1,052	865	198	2,697	593
Bank-owned life insurance	430	386	177	1,199	488
Net realized gains (losses) on the sale of debt securities	—	4	—	4	(2,370)
Gain on sale of loans	138	12	—	200	296
Other	1,060	591	505	2,167	905
Total noninterest income	2,680	1,858	880	6,267	(88)
NONINTEREST EXPENSE
Salaries and employee benefits	9,855	9,941	4,193	30,914	12,350
Occupancy	1,440	1,559	701	4,577	2,104
Equipment and data processing	1,640	1,824	934	5,290	2,519
Professional fees	763	788	363	2,299	1,162
FDIC insurance and supervisory fees	812	545	276	1,709	619
Bank Shares Tax	752	760	278	2,103	834
Intangible amortization	1,205	1,204	59	3,616	179
Merger & restructuring expenses	171	631	777	858	1,679
Advertising	163	241	77	505	268
Other	1,651	1,407	336	4,730	1,833
Total noninterest expense	18,452	18,900	7,994	56,601	23,547
Income before income tax expense	9,125	7,442	1,587	23,890	1,309
Income tax expense	2,030	1,638	347	5,265	276
NET INCOME	$7,095	$5,804	$1,240	$18,625	$1,033

EARNINGS PER SHARE, BASIC	$0.19	$0.16	$0.08	$0.50	$0.06
EARNINGS PER SHARE, DILUTED	$0.19	$0.16	$0.08	$0.50	$0.06
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	36,983,637	36,970,768	16,235,144	36,972,127	15,984,151
DILUTED	37,090,111	37,040,748	16,235,144	37,061,512	15,984,151

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Nine Months Ended
(Dollars In Thousands, except per share data)	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Operating Highlights
Net Income	$7,095	$5,804	$1,240	$18,625	$1,033
Net Interest Income	24,981	24,484	8,352	74,349	24,395
Provision for (credit to) Credit Losses	84	-	(349)	125	(549)
Non-Interest Income	2,680	1,858	880	6,267	(88)
Non-Interest Expense	18,452	18,900	7,994	56,601	23,547
Earnings per Share, Basic	0.19	0.16	0.08	0.50	0.06
Adjusted Earnings per Share, Basic (2)	0.20	0.17	0.11	0.52	0.26
Earnings per Share, Diluted	0.19	0.16	0.08	0.50	0.06
Adjusted Earnings per Share, Diluted (2)	0.19	0.17	0.11	0.52	0.26

Selected Operating Ratios
Net Interest Margin	3.82%	3.83%	2.89%	3.89%	2.88%
Annualized Return on Assets ("ROA")	1.00%	0.84%	0.39%	0.90%	0.11%
Adjusted ROA[2]	1.02%	0.91%	0.59%	0.93%	0.46%
Annualized Return on Equity ("ROE")	10.30%	8.65%	3.46%	9.20%	0.99%
Adjusted ROE[2]	10.50%	9.39%	5.17%	9.53%	4.04%
Efficiency Ratio	66.71%	71.75%	86.59%	70.21%	96.87%
Adjusted Efficiency Ratio[3]	66.09%	69.36%	78.17%	69.15%	81.97%
Noninterest Income to Avg. Assets	0.38%	0.27%	0.28%	0.30%	-0.01%
Noninterest Expense to Avg. Assets	2.61%	2.73%	2.54%	2.73%	2.56%

	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Financial Condition Data
Total Assets	$2,879,941	$2,858,593	$2,785,669	$2,669,325	$1,255,695
Loans Receivable, Net	2,189,326	2,166,909	2,106,077	2,104,517	968,948

Noninterest-bearing Deposits	658,473	661,292	618,277	624,780	210,404
Interest-bearing Deposits	1,714,179	1,699,220	1,662,124	1,574,019	831,368
Total Deposits	2,372,652	2,360,512	2,280,401	2,198,799	1,041,772

Selected Balance Sheet Ratios
Total Capital Ratio[1]	11.44%	11.09%	11.04%	10.62%	12.92%
Tier 1 Capital Ratio[1]	10.62%	10.30%	10.24%	9.92%	12.37%
Common Equity Tier 1 Capital Ratio[1]	10.62%	10.30%	10.24%	9.92%	12.37%
Leverage Ratio[1]	9.41%	9.17%	9.23%	14.13%	10.71%
Tangible Common Equity to Tangible Assets[4]	7.02%	6.82%	6.91%	7.08%	8.58%
Tangible Book Value per Share[5]	$5.26	$5.07	$5.00	$4.90	$6.44

Asset Quality Data
Non-performing Assets	$17,378	$10,589	$6,675	$7,250	$2,958
Non-performing Assets to Total Assets	0.60%	0.37%	0.24%	0.27%	0.24%
Non-performing Loans to Total Loans	0.78%	0.48%	0.31%	0.34%	0.30%
Allowance for Credit Losses - Loans ("ACLL")	$26,542	$26,288	$23,842	$23,767	$9,964
ACLL to Total Loans[6]	1.20%	1.20%	1.06%	1.06%	1.02%
ACLL to Nonperforming Assets	152.73%	248.26%	357.18%	327.82%	336.85%
Net (recoveries) chargeoffs	$(28)	$(20)	$70	$195	$(12)

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(6) - The historical ratios have not been recast for the reclassification of loans held for sale.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended September 30,
	2024			2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$114,383	$1,296	4.51%	$55,514	$577	4.12%
Securities
Taxable (1)	133,443	1,683	5.02%	82,499	833	4.01%
Tax-Exempt	42,800	453	4.21%	38,589	378	3.89%
Total Securities	176,243	2,136	4.82%	121,088	1,211	3.97%
Total Cash Equiv. and Investments	290,626	3,432	4.70%	176,602	1,788	4.02%
Total Loans (3)(4)	2,313,228	36,856	6.34%	971,877	13,068	5.33%
Total Earning Assets	2,603,854	40,288	6.16%	1,148,479	14,856	5.13%
Other Assets	208,407			97,995
Total Assets	$2,812,261			$1,246,474
Interest bearing demand(5)	$497,100	$2,902	2.32%	$254,725	$1,490	2.32%
Money market demand(5)	580,766	3,396	2.33%	254,849	1,827	2.84%
Time deposits(5)	613,402	6,993	4.54%	265,573	2,117	3.16%
Total Borrowings	153,699	1,922	0.00%	102,669	992	3.83%
Total Interest-Bearing Liabilities	1,844,967	15,213	3.28%	877,816	6,426	2.90%
Non Interest-Bearing Deposits(5)	659,825			209,054
Total Cost of Funds	$2,504,792	$15,213	2.42%	$1,086,870	$6,426	2.35%
Other Liabilities	33,534			17,230
Total Liabilities	$2,538,326			$1,104,100
Shareholders' Equity	$273,935			$142,374
Total Liabilities & Shareholders' Equity	$2,812,261			$1,246,474
Net Interest Income/Spread (FTE)		25,075	2.88%		8,430	2.23%
Tax-Equivalent Basis Adjustment		(94)			(78)
Net Interest Income		$24,981			$8,352
Net Interest Margin			3.82%			2.89%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans
(4) Includes the balances of loans held for sale
(5) Includes the balances of deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	September 30, 2024			June 30, 2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$114,383	$1,296	4.51%	$121,340	$1,395	4.62%
Securities
Taxable (1)	133,443	1,683	5.02%	125,885	1,592	5.09%
Tax-Exempt	42,800	453	4.21%	41,776	443	4.26%
Total Securities	176,243	2,136	4.82%	167,661	2,035	4.88%
Total Cash Equiv. and Investments	290,626	3,432	4.70%	289,001	3,430	4.77%
Total Loans (3)(4)	2,313,228	36,856	6.34%	2,280,041	36,112	6.37%
Total Earning Assets	2,603,854	40,288	6.16%	2,569,042	39,542	6.19%
Other Assets	208,407			212,097
Total Assets	$2,812,261			$2,781,139
Interest bearing demand(5)	$497,100	2,902	2.32%	$446,109	$2,457	2.22%
Money market demand(5)	580,766	3,396	2.33%	581,223	3,271	2.26%
Time deposits(5)	613,402	6,993	4.54%	642,919	7,343	4.59%
Total Borrowings	153,699	1,922	4.97%	151,596	1,894	5.02%
Total Interest-Bearing Liabilities	1,844,967	15,213	3.28%	1,821,847	14,965	3.30%
Non Interest-Bearing Deposits(5)	659,825			657,939
Total Cost of Funds	$2,504,792	$15,213	2.42%	$2,479,786	$14,965	2.43%
Other Liabilities	33,534			31,519
Total Liabilities	$2,538,326			$2,511,305
Shareholders' Equity	$273,935			$269,834
Total Liabilities & Shareholders' Equity	$2,812,261			$2,781,139
Net Interest Income/Spread (FTE)		25,075	2.88%		24,577	2.89%
Tax-Equivalent Basis Adjustment		(94)			(93)
Net Interest Income		$24,981			$24,484
Net Interest Margin			3.82%			3.83%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans
(4) Includes the balances of loans held for sale
(5) Includes the balances of deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Year-To-Date (Unaudited)

	For the Nine Months Ended September 30,
	2024			2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$106,334	$3,590	4.51%	$51,547	$1,561	4.05%
Securities
Taxable (1)	125,264	4,666	4.98%	83,449	2,309	3.70%
Tax-Exempt	42,606	1,353	4.24%	38,617	1,133	3.92%
Total Securities	167,870	6,019	4.79%	122,066	3,442	3.77%
Total Cash Equiv. and Investments	274,204	9,609	4.68%	173,613	5,003	3.85%
Total Loans (3)(4)	2,279,378	109,093	6.39%	958,382	37,330	5.21%
Total Earning Assets	2,553,582	118,702	6.21%	1,131,995	42,333	5.00%
Other Assets	210,962			95,400
Total Assets	$2,764,544			$1,227,395
Interest bearing demand(5)	$458,184	$7,301	2.13%	$250,830	$3,938	2.10%
Money market demand(5)	582,998	9,841	2.25%	248,731	4,766	2.56%
Time deposits(5)	621,881	21,068	4.53%	285,666	6,489	3.04%
Total Borrowings	147,557	5,859	5.30%	81,749	2,507	4.10%
Total Interest-Bearing Liabilities	1,810,620	44,069	3.25%	866,976	17,700	2.73%
Non Interest-Bearing Deposits(5)	650,384			203,284
Total Cost of Funds	$2,461,004	$44,069	2.39%	$1,070,260	$17,700	2.21%
Other Liabilities	33,086			17,024
Total Liabilities	$2,494,090			$1,087,284
Shareholders' Equity	$270,454			$140,005
Total Liabilities & Shareholders' Equity	$2,764,544			$1,227,289
Net Interest Income/Spread (FTE)		74,633	2.96%		24,633	2.27%
Tax-Equivalent Basis Adjustment		(284)			(238)
Net Interest Income		$74,349			$24,395
Net Interest Margin			3.89%			2.88%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans
(4) Includes the balances of loans held for sale
(5) Includes the balances of deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Agriculture and farmland loans	$65,166	$66,937	$67,359	$65,861	$50,584
Construction loans	175,373	201,174	194,391	178,483	65,836
Commercial & industrial loans	241,597	247,190	218,724	238,343	115,572
Commercial real estate loans
Multifamily	212,444	199,740	190,146	180,788	111,853
Owner occupied	500,643	492,065	489,467	501,732	160,929
Non-owner occupied	626,030	610,649	589,731	580,972	257,344
Residential real estate loans
First liens	400,869	400,098	403,300	402,433	172,481
Second liens and lines of credit	73,591	71,168	71,060	70,747	27,870
Consumer and other loans	17,498	15,514	16,810	16,756	11,869
Municipal loans	4,296	4,362	4,473	5,244	4,137
	2,317,507	2,308,897	2,245,461	2,241,359	978,475
Deferred costs	634	478	356	174	437
Total loans receivable	2,318,141	2,309,375	2,245,817	2,241,533	978,912
Less: Loans held for sale	102,273	116,178	115,898	113,249	-
Loans Held for Investment	$2,215,868	$2,193,197	$2,129,919	$2,128,284	$978,912

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	September 30, 2024
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$11,935	$442	$12,377
Obligations of state and political subdivisions	51,124	(2,529)	48,595
Mortgage-backed securities in government-sponsored entities	88,528	(700)	87,828
Other securities	524	(9)	515
	$152,111	$(2,796)	$149,315

	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,000	$(1,198)	$13,802	$(471)
Structured mortgage-backed securities	19,626	(605)	19,021	-
	$34,626	$(1,803)	$32,823	$(471)

	December 31, 2023
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$12,711	$274	$12,985
US Government Treasury securities	4,925	17	4,942
Obligations of state and political subdivisions	49,640	(2,595)	47,045
Mortgage-backed securities in government-sponsored entities	50,795	(2,614)	48,181
Other securities	2,301	36	2,337
	$120,372	$(4,882)	$115,490

	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,000	$(1,592)	$13,408	$(512)
Structured mortgage-backed securities	21,735	(907)	20,828	-
	$36,735	$(2,499)	$34,236	$(512)

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Demand, noninterest-bearing	$687,536	$692,095	$653,719	$655,953	$210,404
Demand, interest-bearing	547,099	488,043	447,412	438,765	273,673
Money market and savings	585,395	582,561	591,982	577,448	258,334
Time deposits, $250 and over	169,616	156,621	147,898	134,324	51,563
Time deposits, other	401,976	393,603	398,365	372,572	172,798
Brokered deposits	75,000	144,429	146,653	119,411	75,000
	2,466,622	2,457,352	2,386,029	2,298,473	1,041,772
Less: Deposits held for sale	93,970	96,840	105,628	99,674	—
Total deposits	$2,372,652	$2,360,512	$2,280,401	$2,198,799	$1,041,772

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Demand, noninterest-bearing	$659,825	$657,939	$632,637	$371,051	$209,054
Demand, interest-bearing	497,100	446,109	424,781	328,342	254,725
Money market and savings	580,766	581,223	587,455	367,821	254,849
Time deposits	560,815	547,582	518,929	317,747	236,869
Brokered deposits	52,587	95,337	89,263	30,832	28,705
Total deposits	$2,351,093	$2,328,190	$2,253,065	$1,415,793	$984,202
Balances in table above include deposits held for sale

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Net income	$7,095	$5,804	$1,240	$18,625	$1,033
Average assets	2,812,261	2,781,139	1,246,474	2,764,544	1,227,395
Return on average assets (annualized)	1.00%	0.84%	0.39%	0.90%	0.11%
Net income	7,095	5,804	1,240	18,625	1,033
Net (gains) losses on sale of securities	-	(4)	-	(4)	2,370
Tax effect at 21%	-	1	-	1	(498)
Merger & restructuring expenses	171	631	777	858	1,679
Tax effect at 21%	(36)	(133)	(163)	(180)	(353)
Adjusted Net Income (Non-GAAP)	7,230	6,299	1,854	19,300	4,231
Average assets	2,812,261	2,781,139	1,246,474	2,764,544	1,227,395
Adjusted return on average assets (annualized) (Non-GAAP)	1.02%	0.91%	0.59%	0.93%	0.46%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Net income	$7,095	$5,804	$1,240	$18,625	$1,033
Average shareholders' equity	273,935	269,834	142,374	270,454	140,005
Return on average shareholders' equity (annualized)	10.30%	8.65%	3.46%	9.20%	0.99%
Net income	7,095	5,804	1,240	18,625	1,033
Net (gains) losses on sale of securities	-	(4)	-	(4)	2,370
Tax effect at 21%	-	1	-	1	(498)
Merger & restructuring expenses	171	631	777	858	1,679
Tax effect at 21%	(36)	(133)	(163)	(180)	(353)
Adjusted Net Income (Non-GAAP)	7,230	6,299	1,854	19,300	4,231
Average shareholders' equity	273,935	269,834	142,374	270,454	140,005
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	10.50%	9.39%	5.17%	9.53%	4.04%

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
GAAP-based efficiency ratio	66.71%	71.75%	86.59%	70.21%	96.87%
Net interest income	$24,981	$24,484	$8,352	$74,349	$24,395
Noninterest income	2,680	1,858	880	6,267	(88)
Less: net gains (losses) on sales of securities	-	4	-	4	(2,370)
Adjusted revenue (Non-GAAP)	27,661	26,338	9,232	80,612	26,677
Total noninterest expense	18,452	18,900	7,994	56,601	23,547
Less: Merger & restructuring expenses	171	631	777	858	1,679
Adjusted non-interest expense	18,281	18,269	7,217	55,743	21,868
Efficiency ratio, as adjusted (Non-GAAP)	66.09%	69.36%	78.17%	69.15%	81.97%

Adjusted Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands, except per share data)	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
GAAP-Based Earnings Per Share, Basic	$0.19	$0.16	$0.08	$0.50	$0.06
GAAP-Based Earnings Per Share, Diluted	$0.19	$0.16	$0.08	$0.50	$0.06
Net Income	$7,095	$5,804	$1,240	$18,625	$1,033
Net (gains) losses on sale of securities	-	(4)	-	(4)	2,370
Tax effect at 21%	-	1	-	1	(498)
Merger & restructuring expenses	171	631	777	858	1,679
Tax effect at 21%	(36)	(133)	(163)	(180)	(353)
Adjusted Net Income (Non-GAAP)	7,230	6,299	1,854	19,300	4,231
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.20	$0.17	$0.11	$0.52	$0.26
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.19	$0.17	$0.11	$0.52	$0.26

Tangible Common Equity and Tangible Book Value
(Dollars in thousands, except per share data)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Tangible Common Equity		(Dollars in thousands, except for share data)
Total shareholders’ equity	$277,353	$271,409	$268,243	$265,796	$141,351
Adjustments:
Goodwill	(58,806)	(58,806)	(56,968)	(56,968)	(35,842)
Other intangible assets	(22,118)	(23,323)	(24,526)	(25,733)	(873)
Tangible common equity (Non-GAAP)	$196,429	$189,280	$186,749	$183,095	$104,636
Common shares outstanding	37,361,560	37,356,278	37,348,151	37,340,700	16,235,871
Book value per common share	$7.42	$7.27	$7.18	$7.12	$8.71
Tangible book value per common share (Non-GAAP)	$5.26	$5.07	$5.00	$4.90	$6.44
Tangible Assets
Total assets	$2,879,941	$2,858,593	$2,785,669	$2,669,325	$1,255,695
Adjustments:
Goodwill	(58,806)	(58,806)	(56,968)	(56,968)	(35,842)
Other intangible assets	(22,118)	(23,323)	(24,526)	(25,733)	(873)
Tangible assets (Non-GAAP)	$2,799,017	$2,776,464	$2,704,175	$2,586,624	$1,218,980
Tangible common equity to tangible assets (Non-GAAP)	7.02%	6.82%	6.91%	7.08%	8.58%

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands, except per share data)	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Net Income - GAAP	$7,095	$5,804	$1,240	$18,625	$1,033
Net (gains) losses on sale of securities	-	(4)	-	(4)	2,370
Tax effect at 21%	-	1	-	1	(498)
Merger & restructuring expenses	171	631	777	858	1,679
Tax effect at 21%	(36)	(133)	(163)	(180)	(353)
Adjusted Net Income (Non-GAAP)	7,230	6,299	1,854	19,300	4,231
Income tax expense	2,030	1,638	347	5,265	276
Provision for (credit to) credit losses	84	-	(349)	125	(549)
Tax effect included in Adjusted Net Income	36	132	163	179	851
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$9,380	$8,069	$2,015	$24,869	$4,809